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                                                                       Exhibit l

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                   June 12, 2003

Van Kampen Prime Rate Income Trust
1 Parkview Plaza
Oakbrook Terrace, Illinois 60181-5555

                Re:    Van Kampen Prime Rate Income Trust-
                       Registration Statement on Form N-2
                       (SEC File Nos. 333-104959 and 811-5845)

Ladies and Gentlemen:

                We have acted as special counsel to Van Kampen Prime Rate Income Trust (the "Fund"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts (commonly referred to as a "Massachusetts business trust"), in connection with the preparation of the Fund's Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), which will be filed with the Securities and Exchange Commission (the "Commission") on or about June 12, 2003, relating to the registration under the 1933 Act of the number of common shares of beneficial interest , par value of $.01 per share, designated as Class B Shares and Class C Shares, of the Fund named therein (the "Common Shares").

        The Common Shares are to be sold pursuant to an offering agreement (the "Offering Agreement") between the Fund and Van Kampen Funds Inc.

        This opinion is delivered in accordance with the requirements of Item 24.2.(1) of Form N-2 under the 1933 Act and 1940 Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Amended and Restated Declaration of Trust of the Fund, as amended to the date hereof (the "Declaration of Trust"); (iii) the By-Laws of the Fund, as amended to the date hereof; (iv) the Offering Agreement; (v) resolutions adopted by the Board of Trustees


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of the Fund with respect to the filing of the Registration Statement, the offer and issuance of the Common Shares and other related matters (the "Resolutions"); and (vi) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund.

                Members of our firm are admitted to the Bar in the Commonwealth of Massachusetts, and we express no opinion as to the laws of any other jurisdiction.

                Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement shall have become effective and (ii) certificates for the Common Shares have been duly executed, countersigned, registered, delivered and paid for in accordance with the Offering Agreement, the Common Shares will be duly authorized, validly issued, fully paid and, subject to the statements set forth below regarding the liability of a shareholder of a Massachusetts business trust, nonassessable.

                Pursuant to certain decisions of the Supreme Judicial Court of The Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Fund were held to be a partnership, however, the possibility of the holders of Common Shares incurring personal liability for financial losses of the Fund appears remote because (i) Article V, Section 5.1 of the Fund's Declaration of Trust contains an express disclaimer of liability for holders of Common Shares for the obligations of the Fund and provides that the Fund shall hold each holder of such shares harmless from, and shall indemnify such holder against, all loss and expense arising solely from being or having been a holder of Common Shares and
(ii) Article V, Section 5.5 of the Fund's Declaration of Trust requires that a recitation of such disclaimer be included in every written obligation, contract, instrument, certificate, common share of beneficial interest, other security of the Fund or undertaking made or issued by the trustees of the Fund.

                We hereby consent to the filing of this opinion with the Commission as Exhibit (l) to the Registration Statement. We also consent to the reference to our firm



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under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                     Very truly yours,




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